UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 30, 2024 (March 1, 2024)
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Cable One, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (602) 364-6000
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Current Report on Form 8-K/A amends the Current Report on Form 8-K of Cable One, Inc. (the "Company") filed with the Securities and Exchange Commission on March 4, 2024 and dated as of March 1, 2024.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, the Company has determined to eliminate the position of Chief Growth Officer previously held by Michael E. Bowker, and on April 30, 2024, Mr. Bowker retired from the Company. Mr. Bowker’s departure is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies and practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.
On April 30, 2024, in connection with Mr. Bowker’s departure, the Company and Mr. Bowker entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”). Under the terms of the Separation Agreement, the outstanding equity awards held by Mr. Bowker will vest in accordance with the pro-rata vesting terms applicable for a “Good Reason” termination pursuant to the terms of his outstanding equity award agreements, and Mr. Bowker will receive a lump sum cash payment equal to eight times the monthly premium required to continue group health care coverage based on monthly COBRA premiums, subject to his signing a release of claims in favor of the Company.
In order to assist with the orderly transition of duties and responsibilities, the Company and Mr. Bowker also entered into a Consulting Services Agreement dated May 1, 2024 (the “Consulting Agreement” and, collectively with the Separation Agreement, the “Agreements”). Under the terms of the Consulting Agreement, Mr. Bowker (i) will receive a cash fee of $250 per hour for each hour of service provided to the Company from May 1, 2024 through January 31, 2025; and (ii) is expected to provide 80 hours of consulting services per month in each of May, June and July 2024, and thereafter only at the Company’s request and as mutually agreed during the remainder of the agreement term.
The foregoing is a summary of certain material terms of the Agreements and is qualified in its entirety by reference to the full text of the Agreements, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation Agreement dated April 30, 2024.
10.2	Consulting Agreement dated May 1, 2024.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

	By:	/s/ Peter N. Witty
		Name:	Peter N. Witty
		Title:	Chief Legal and Administrative Officer

Date: May 3, 2024